Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•	the Registration Statements on Form S-3 (Nos. 333-112708; 333-70984; 333-15375; 333-18273; 333-43137; 333-97157; 333-97197; 333-83503; 333-07229; 333-51367; 33-54784; 33-57533; 33-63097; 33-30717; 33-49881; 333-13811; 333-47222; 333-65750; 333-64450; 333-104151; and 333-123714.);

•	the Registration Statement on Form S-4 (No. 333-110924);

•	the Registration Statements on Form S-8 (Nos. 333-69849; 33-45279; 2-80406; 333-65209; 333-02875; 33-60695; 333-58657; 333-81810; 333-53664; 333-102043; 333-102852 and 333-121513); and

•	the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-110924; 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189; 333-60553; and 333-40515)

of Bank of America Corporation of our report dated February 25, 2005, except as to the effects of reclassifications of 2004, 2003 and 2002 balances for reportable segments as reflected in Notes 9 and 19 for which the date is July 11, 2005, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

Charlotte, North Carolina

July 11, 2005